UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On March 10, 2022, Greenlane Holdings, Inc. (the “Company” or “Greenlane”) issued a press release announcing and updating certain preliminary unaudited financial results for the quarter and year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On March 9, 2022, the Board of Directors (the “Board”) of the Company appointed Craig Snyder as the Company’s Chief Commercial Officer, effective March 28, 2022.

Mr. Snyder is an experienced leader with over 20 years of success in driving growth and development of high tech and emerging technology organizations. He has significant experience leading disruptive strategies in new markets and building corporate reputation on a national scale. Mr. Snyder has held senior leadership positions at two Fortune 100 companies (Pepsi Cola & Citibank) with executive leadership experience in two successful startup to Nasdaq IPO success stories (Go2Net & Marchex), as well as significant experience with large scale M&A integration and restructuring. He is a graduate of the United States Naval Academy and a former Naval Officer. There are no transactions between Mr. Snyder and the Company that would be reportable under Item 404(a) of Regulation S-K.

Departure of Adam Schoenfeld

On March 10, 2022, Adam Schoenfeld, the Chief Marketing Officer and co-founder of the Company and a member of the Board, entered into a Separation and General Release Agreement (the “Separation Agreement”) with Warehouse Goods LLC, a wholly owned subsidiary of the Company, whereby Mr. Schoenfeld’s employment with the Company will be terminated effective March 31, 2022 (the “Separation Date”). Mr. Schoenfeld’s decision to step down as Chief Marketing Officer of the Company is due to his desire to pursue other interests and is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Schoenfeld will continue to serve as a member of the Board after the Separation Date.

Pursuant to the Separation Agreement, Mr. Schoenfeld will (i) receive a cash severance payment totaling $401,385.68, representing twelve months’ salary and COBRA payments, each payable in accordance with the Company’s ordinary payroll practices, and (ii) be entitled to compensation for serving as a member of the Board in accordance with the Company’s existing director compensation program starting April 1, 2022. As consideration for entering into the Separation Agreement, Mr. Schoenfeld agreed to a full and complete release of any and all waivable claims and rights against the Company, its parents, subsidiaries and affiliates, and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns, up to and through the Separation Date.

Pursuant to the Separation Agreement, Mr. Schoenfeld is subject to certain continuing obligations and restrictions, including with respect to confidentiality and non-disparagement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1.

Entry into Employment Agreement with Nicholas Kovacevich and Amended and Restated Employment Agreement with William Mote

On March 9, 2022, the Company entered into an employment agreement (the “Initial Employment Agreement”) with Nicholas Kovacevich, the Company’s Chief Executive Officer, and entered into an amended and restated employment agreement (the “Amended Employment Agreement” and together with the Initial Employment Agreement, the “Employment Agreements”) with William Mote, the Company’s Chief Financial Officer (Mr. Mote together with Mr. Kovacevich, the “Executive Officers”).

In connection with his entry into the Amended Employment Agreement, Mr. Mote’s prior employment agreement with the Company was terminated.

The Employment Agreements provide for terms of two (2) years commencing on March 9, 2022 (the “Initial Employment Period”), during which time Mr. Kovacevich will serve as Chief Executive Officer and Mr. Mote will serve as Chief Financial Officer. If an Executive Officers’ employment continues following the expiration of the two-year term of their Employment Agreement, the term of the applicable Employment Agreement shall automatically be extended for successive one-year periods (the “Extended Employment Period” and together with the Initial Employment Period, the “Employment Term”) unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term. Pursuant to the Employment Agreements, Mr. Kovacevich will be paid a base salary of $400,000 and Mr. Mote will be paid a base salary of $340,000, subject to annual review by the Compensation Committee. The Executive Officers will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Board or the Compensation Committee. Mr. Kovacevich is eligible to receive an annual bonus in an amount up to 90% of his base salary and Mr. Mote is eligible to receive an annual bonus in an amount up to 60% of his base salary. The Executive Officers will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of their employment. In the sole discretion of the Compensation Committee, each Executive Officers’ bonus may be paid in cash or in equity awards.

Pursuant to the Employment Agreements, the Executive Officers are each terminable by the Company at any time (i) without cause (as defined in the Employment Agreements and summarized below), (ii) for cause, (ii) in the event of their death, or (ii) in the event of their disability that cannot be accommodated under the requirements of law. Each Executive Officer may terminate their Employment Agreement for any reason.

If an Executive Officer’s Employment Agreement is terminated by the Company without cause, the Executive Officer is entitled to receive their base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date, in addition to the receipt of outplacement services at the Company’s expense, provided that the cost of such services shall not exceed $20,000 or continue for longer than 3 months. If terminated without cause, Mr. Kovacevich is also entitled to severance equal to 12 months of his base salary in effect on the date of termination and Mr. Mote is also entitled to severance equal to 6 months of his base salary in effect on the date of termination. In addition, if terminated without cause, each Executive Officer is entitled to a cash payment equal to the applicable COBRA premium payments that would be payable by the Executive Officer to continue his Company-provided healthcare services for himself and any dependents (the “Company Healthcare Plan”) covered at the time of termination (collectively, the “COBRA Payment”). If terminated without cause, Mr. Kovacevich is entitled a COBRA Payment equal to 12 months of coverage under the Company Healthcare Plan and Mr. Mote is entitled to a COBRA Payment equal to 6 months of coverage under the Company Healthcare Plan. In addition to the benefits described above, in the case of his termination without cause, Mr. Kovacevich is also entitled to certain additional severance benefits provided for in the Kim International Corporation Executive Severance Plan, dated January 15, 2021.

If an Executive Officer’s Employment Agreement is terminated by Company (i) for cause, (ii) in the event of the Executive Officer’s death, or (iii) in the event of their disability that cannot be accommodated under the requirements of law, or if the Executive Officer terminates their Employment Agreement for any reason, the Executive Officer is entitled to receive their base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Employment Agreements, “cause” means: (i) the conviction of the Executive Officer of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Employment Agreements); (ii) the commission of any act or omission involving willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, or other conduct causing the Company Group public disgrace or disrepute, whether in conjunction with the performance of the Executive Officer’s duties on behalf of the Company Group or otherwise; (iv) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Chief Executive Officer or Board; (v) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vi) breach of any applicable fiduciary duty to the Company Group; or (vii) any other material breach of the Employment Agreement.

The Executive Officers have agreed that during the Employment Term the Executive Officers will not engage, directly or indirectly, as a partner, officer, director, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), member, manager, consultant, advisor, investor, creditor or employee with a company that engages in a similar business as the Company, except on behalf of the Company or with the prior written approval of the Chief Executive Officer or Board.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

The preliminary estimated and unaudited financial data announced by the Company on March 10, 2022 are provided below.

On a preliminary (unaudited) basis, the Company reiterated its expectation of net sales to be between approximately $55.5 million and $56.5 million for the fourth quarter and between approximately $165.5 million and $166.5 million for the full year ended December 31, 2021. The year-over-year increase in net sales was primarily driven by an increase in sales of Greenlane Brands, as well as the KushCo merger. The increase was partially offset by lower nicotine sales and sales of lower-margin third-party brands, as part of the Company's continued focus on shifting away from these product categories and focusing more on higher-margin proprietary Greenlane Brands.

In addition, the Company increases its expectation of gross margins to be between 20% and 22% (previously between 18% to 20%) for the fourth quarter and reiterates its expectation of gross margins to between approximately 15% and 16% for the full year ended December 31, 2021.

Net loss is expected to be between approximately $11.0 million and $13.0 million for the fourth quarter ended December 31, 2021, and between approximately $53.0 million and $55.0 million for the full year ended December 31, 2021.

Total cash balance as of December 31, 2021 is expected to be approximately $12.9 million.

Working capital (which is calculated as current assets less current liabilities) is expected to be between approximately $53.0 million and $55.0 million as of December 31, 2021.

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months and full year ended December 31, 2021. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided. Greenlane’s independent registered public accounting firm, Marcum LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s 2021 results when such results are disclosed in Greenlane’s Annual Report on Form 10-K for the full year ended December 31, 2021.

Forward Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement by and between Warehouse Goods LLC and Adam Schoenfeld, dated as of March 9, 2022
10.2	Employment Agreement by and between Warehouse Goods LLC and Nicholas Kovacevich, dated as of March 9, 2022
10.3	Amended and Restated Employment Agreement by and between Warehouse Goods LLC and William Mote, dated as of March 9, 2022
99.1*	Press Release of Greenlane Holdings, Inc., dated March 10, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: March 10, 2022	By:	/s/ William Mote
William Mote
Chief Financial Officer